AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2000

                                                         REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          --------------------------

                                    FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         MARKETING SERVICES GROUP, INC.
             (Exact name of registrant as specified in its charter)


                 NEVADA                              88-0085608
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)


                          --------------------------


                               333 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10001
                                (917) 339-7100
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)
                          --------------------------

                                J. JEREMY BARBERA
                          MARKETING SERVICES GROUP, INC
                               333 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10001
                                 (917) 339-7100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          --------------------------

                                   COPIES TO:
                             MICHAEL L. PFLAUM, ESQ.
                            CAMHY KARLINSKY STEIN LLP
                                  1740 BROADWAY
                            NEW YORK, NEW YORK 10019

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           ------------------------


                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------
                      Proposed      Proposed Maximum  Aggregate
 Title of Shares   Maximum Amount   Aggregate Price    Offering     Amount of
 to be Registered        to         Per Security (1)   Price (1)  Registration
                    be Registered                                      Fee
--------------------------------------------------------------------------------
Common Stock,
par value $.01      6,130,000(2)         $16.22       $99,422,470  $26,247.53
per share
--------------------------------------------------------------------------------



(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the common stock on the Nasdaq National Market System on March 16, 2000.

(2)The number of shares being registered represent the registrant's good faith estimate of the maximum number of shares that may be issued to the selling stockholders upon conversion of Series E Preferred Stock and exercise of warrants; consists of shares issuable upon conversion of 30,000 shares of Series E Preferred Stock and shares issuable upon exercise of warrants. For purposes of estimating the number of shares of common stock to be included in this Registration Statement, the Company calculated the number of shares of common stock issuable in connection with the conversion of the Company's Series E Preferred Stock and the exercise of the warrants. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the Series E Preferred Stock and the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================


                    SUBJECT TO COMPLETION, DATED MARCH 23, 2000

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                   PROSPECTUS

                          MARKETING SERVICES GROUP, INC

                        6,130,000 SHARES OF COMMON STOCK

                                ($.01 PAR VALUE)
                           ------------------------

      All of the common stock offered hereby may be sold from time to time by and for the account of the selling stockholders named in this prospectus. The selling stockholders acquired or will acquire the shares upon conversion of shares of Series E preferred stock and the exercise of warrants issued to the selling stockholders in a private placement with us.

      The methods of sale of the common stock offered hereby are described under the heading "Plan of Distribution." We will receive none of the proceeds from such sales. However, we may receive up to $41,999,162 upon the exercise of warrants. If received, such funds will be used for general corporate purposes, including working capital requirements. We will pay all expenses, except for the underwriting and brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders, incurred in connection with the offering described in this prospectus.

     Our common stock is listed on the Nasdaq  National  Market System  (Symbol:
MSGI). On March 22, 2000, the closing price of the shares was $19.25 per share.

     THE SHARES OF OUR COMMON STOCK OFFERED OR SOLD UNDER THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                           ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ------------------------

                   THE DATE OF THIS PROSPECTUS IS MARCH __, 2000.

                                TABLE OF CONTENTS


THE COMPANY............................................................1
RECENT EVENTS..........................................................1
RISK FACTORS...........................................................2
FORWARD-LOOKING INFORMATION............................................9
USE OF PROCEEDS........................................................9
SELLING STOCKHOLDERS..................................................10
PLAN OF DISTRIBUTION..................................................10
WHERE YOU CAN FIND MORE INFORMATION...................................11
LEGAL MATTERS.........................................................13
EXPERTS...............................................................13

                                   THE COMPANY

      We are a leader in the Internet incubation and integrated marketing services industries. Our revenues have grown from $16 million in fiscal 1996 to in excess of $200 million on an annualized basis. GE Capital and CMGi are significant shareholders of our Company, with ownership interests of 16% and 9%, respectively.

     We have two business divisions, The Internet Group and The Direct Group. MSGi Direct provides integrated marketing services across all mediums. The Internet Group's primary focus is WiredEmpire and its Marketing Agent technology, providing Internet marketing, e-commerce applications, Web development and hosting, online ad sales and consulting. The Group's strategic objective continues to focus on acquiring, investing in and incubating Internet companies. MSGi Direct, which will continue to leverage the synergies across all its companies in marketing and technology, provides strategic planning, creative, direct marketing, database marketing and management, telemarketing, telefundraising, print production, mailing and media planning and buying.

      We are a Nevada corporation and maintain our executive offices at 333 Seventh Avenue, New York, New York. Our telephone number is (917) 339-7100.


                                  RECENT EVENTS

     In October 1999, we completed an acquisition of approximately 85% of the outstanding common stock of Cambridge Intelligence Agency, Inc. for $1.6 million in our common stock and the transfer of certain technology. Cambridge Intelligence Agency, Inc. is a provider of Web-based e-mail response management solutions.

     In October 1999, we completed a 10% investment in Mazescape.com for $250,000 in cash. Mazescape.com is a business-to-business web solution provider in the corporate segment of the Internet recruitment industry.

     In December 1999, we completed an approximate 10% investment in Fusion Networks, Inc. for 1,500,000 shares of our common stock. We also obtained an option to acquire an additional 9.13%. Fusion Networks, Inc. operates the Latin American portal www.Latinfusion.com. The web site is an interactive, multimedia, and entertainment Latin American based portal featuring television, music, and e-commerce capability.

     In February 2000, we completed a private placement of securities with RGC International Investors, LDC and Marshall Capital Management, Inc., an affiliate of Credit Suisse First Boston, in which we sold an aggregate of 30,000 shares of Series E Convertible Preferred Stock, par value $.01, and warrants to acquire 1,471,074 shares of common stock for an aggregate purchase price of $30,000,000.

     In March 2000, our majority-owned subsidiary, WiredEmpire, Inc., completed a private placement of securities in which they sold an aggregate of 3,200,000 shares of Series A Convertible Preferred Stock, par value $.01, for an aggregate purchase price of $20,000,000.

     In March 2000, we completed the acquisition of all of the outstanding capital stock of Grizzard Advertising, Inc. Grizzard and its wholly owned subsidiary operate a vertically integrated network of marketing communications companies. Pursuant to an Agreement and Plan of Merger dated as of July 8, 1999, we acquired, by merger, all of the capital stock of Grizzard from its current stockholders for approximately $100 million. The purchase price was paid $50,000,000 in cash and the remainder in shares of our common stock. We funded the acquisition in part with a $58,000,000 bank financing.

                                  RISK FACTORS

      WE MAY NOT HAVE OPERATING INCOME OR NET INCOME IN THE FUTURE; WE MAY HAVE PROBLEMS RAISING MONEY WE NEED IN THE FUTURE. Recently, we have had significant operating losses. During the years ended June 30, 1997, 1998 and 1999, we had operating losses of approximately $3.6 million, $580,000 and $7.1 million, respectively. It is possible that we may never achieve profitability, and even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. For a detailed account of our historical losses, please see the "Management's Discussion and Analysis of Financial Condition and Results of Operations," contained in our Annual Report on Form 10-K for the year ended June 30, 1999 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

      We may require additional capital, especially in light of our continuing acquisition program. We may, from time to time, seek additional funding through public or private financing, including debt or equity financing. We cannot assure you that adequate funding will be available as needed or, if it is available, that it will be on acceptable terms. If additional financing is required, the terms of the financing may be adverse to the interests of existing stockholders, including the possibility of substantially diluting their ownership position.

     OUR HIGH LEVEL OF INDEBTEDNESS AND OTHER MONETARY OBLIGATIONS REQUIRE THAT A SIGNIFICANT PART OF OUR CASH FLOW BE USED TO PAY INTEREST AND FUND THESE OTHER OBLIGATIONS. We have a high level of debt. As of March 22, 2000, we and our subsidiaries owed a combined total of approximately $49,000,000. Under our existing lines of credit, we can borrow approximately an additional $9,500,000. At March 22, 2000, we had approximately $19,500,000 of cash and cash equivalents to help meet our obligations. Our high level of debt and other obligations could have important negative consequences to us and investors in our securities. These include:

o  We may not be able to satisfy all of our obligations.

o We could have problems obtaining necessary financing in the future for working capital, capital expenditures, debt service requirements, refinancing or other purposes.

o We will have to use a significant part of our cash flow to make payments on our debt, to pay the dividends on preferred stock (if we choose to pay them in cash), and to satisfy the other obligations set forth above, which may reduce the capital available for operations and expansion.

o Adverse economic or industry conditions may have more of a negative impact on us.

      We expect to be able to meet all of our obligations with existing cash, cash generated from our operations, and our current lines of credit. We believe that funds from these sources will be sufficient to meet our obligations and operating needs for the next 12 months. However, our business is subject to factors beyond our control, such as economic conditions and competition. We may have to refinance all or some of our debt or secure new financing. We can not be sure that we will be able to obtain such refinancing or new loans on reasonable terms or at all. We have agreed in our loan agreements to limit the amount of additional debt we will incur. If we can not meet all of our obligations, the market value and marketability of our common stock will likely be adversely affected. In addition, if we become the subject of bankruptcy proceedings, our creditors and preferred stockholders will be entitled to our assets before any distributions are made to common stockholders.

      OUR FINANCIAL AND OPERATING ACTIVITIES ARE LIMITED BY RESTRICTIONS CONTAINED IN THE TERMS OF OUR PRIOR FINANCINGS. The terms governing our and our subsidiaries' indebtedness impose significant operating and financial restrictions on us. These restrictions may significantly limit or prohibit us from engaging in certain transactions, including the following:

o     incurring additional indebtedness;

o     creating liens on our assets;

o     paying dividends;

o     selling assets;

o     engaging in certain mergers or acquisitions; and

o     making certain investments.

      Our failure to comply with the terms and covenants in our and our subsidiaries' indebtedness could lead to a default under the terms of those documents, which would entitle the lenders to accelerate the indebtedness and declare all amounts owed due and payable. Moreover, the instruments governing our indebtedness contain cross-default provisions so that a default under any of our indebtedness will be considered a default under all other indebtedness. If a cross-default occurs, the maturity of almost all of our indebtedness could be accelerated and become immediately due and payable. If that happens, we would not be able to satisfy all of our debt obligations, which would have a substantial material adverse effect on the value of our common stock and our ability to continue as a going concern. We cannot assure you that we will be able to comply with these restrictions in the future or that our compliance would not cause us to forego opportunities that might otherwise be beneficial to us.

      Further, certain of our subsidiaries are required to comply with specified financial ratios and tests, including:

o     interest expense;

o     fixed charges;

o     debt service; and

o     total debt.

      We are currently in compliance with all of these financial covenants and restrictions. However, events beyond our control, such as economic, financial and industry conditions, may affect our ability to continue meeting these financial tests and ratios. The need to comply with these financial covenants and restrictions could limit our ability to expand our business or prevent us from borrowing more money when necessary.

      OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE OUR FINANCIAL STATEMENTS REFLECT THE OPERATIONS OF OUR RECENT ACQUISITIONS FROM THEIR RESPECTIVE ACQUISITION DATES. During the past two and one-half years, we have made many significant acquisitions of operating divisions. Therefore, our historical operating results may not be indicative of our future operating results. Our financial statements are consolidated to reflect the operations of our recent acquisitions of each of our subsidiaries from the date of acquisition and, therefore, are not comparable to our historical financial statements, nor do they give a clear indication of our future performance. Our pro forma financial statements reflect the operations of our acquisitions for the full period, but, since the businesses were not operating as a consolidated group, their performance is no assurance that they will continue to operate with such results.

     A MAJOR STOCKHOLDER COULD ACQUIRE SIGNIFICANT AMOUNTS OF OUR COMMON STOCK AT BELOW MARKET PRICES. In connection with a financing on December 24, 1997, we granted G.E. Capital Corporation a warrant to purchase up to 10,670,000 shares of our common stock at a nominal exercise price if we do not achieve certain earnings targets. If we file a registration statement with the SEC, or arrange a private placement, after December 20, 1999 and prior to April 30, 2000 which permits G.E. Capital to sell at least 1,766,245 shares of our common stock (out of a total of 4,340,622 shares) at a minimum price of $8.75 per share, then the warrant will be replaced with a new warrant to purchase 300,000 shares of common stock at an exercise price equal to one-third of the offering price of the common stock under such registration statement. If we neither meet the earnings targets nor complete a registered offering or private placement of our common stock above the target price and date, the shares of common stock you receive will be substantially diluted and may lose value. The new warrant agreement, the first amendment, and the second amendment, relating to G.E. Capital's rights are exhibits to our Current Reports on Form 8-K, as amended, filed on July 29, 1999 and September 9, 1999.

      WE NEED TO BE ABLE TO ACQUIRE AND INTEGRATE COMPANIES AND NEW PRODUCT LINES SUCCESSFULLY TO IMPLEMENT OUR GROWTH STRATEGY. Our growth strategy includes completing acquisitions that expand and complement our business. If we are unable to make these acquisitions, we may not be able to meet or exceed our historical levels of revenue growth and earnings. As a result, our stock price may be adversely affected.

      We may be unable to make acquisitions due to, among other reasons, these factors:

      - the Internet companies we seek to acquire or invest in have excessive valuation;

      - we may not be able to identify suitable companies to buy because many of the companies in the direct marketing business are relatively small when compared to us;

      - we may not be able to purchase companies at favorable prices, or at all, due to increased competition for these companies; and,

      - we may not be able to raise funds in the future to finance future acquisitions.

      Future acquisitions only will succeed if we can effectively assess characteristics of potential target companies or product lines, such as:

      - financial condition and results of operations;

      - attractiveness of products;

      - suitability of distribution channels; and

      - management ability.

      We cannot assure you that we can identify attractive acquisition candidates or negotiate acceptable acquisition terms, and our failure to do so may adversely affect our results of operations and our ability to sustain growth.

      Completed   acquisitions   may  give  rise  to  a  number  of   additional
difficulties, including:

      - difficulty integrating acquired technologies, operations and personnel with the existing business;

      - diversion of management attention in connection with both negotiating the acquisitions and integrating the assets;

      - strain on managerial and operational resources as management tries to oversee larger operations;

      - potential issuance of securities in connection with the acquisition, which issuance lessens or dilutes the rights and values of currently outstanding securities;

      - incurrence of additional debt;

      - the write-off of in-process research and development of software acquisition and development costs;

      - the amortization of goodwill and other intangible assets;

      - loss of key personnel from acquired companies;

      - failure of an acquired business to achieve targeted financial results; and

      - unanticipated problems and liabilities of acquired companies.

      Our growth has placed significant demands on our administrative, operational and financial resources. To continue our future growth, we also will be required to improve our operational and financial systems and obtain additional management, operational and financial resources. These additional costs may outweigh the benefits we expect to obtain from internal growth.

      We may not be able to successfully address these problems. Our future operating results will depend to a significant degree on our ability to successfully manage growth and integrate acquisitions. Furthermore, some of our investments may be in early-stage companies with limited operating histories and limited or no revenues. We may not be able to successfully develop these young companies.

      OUR STRATEGY OF SELLING ASSETS OF, OR INVESTMENTS IN, OUR ACQUIRED AND DEVELOPED COMPANIES PRESENTS CERTAIN RISKS. Our business plan involves investing in early-stage companies and subsequently selling, in public or private offerings, all or portions of our interests in these companies. Market and other conditions largely beyond our control affect:

      - our ability to engage in such sales on favorable terms, or at all;

      - the timing of such sales; and

      - the amount of proceeds from such sales.

      If we are unable to sell our interests at favorable prices, our future operating results and business would be harmed. Fluctuations in the market price and valuations of the securities we intend to hold in such companies depends on market and other conditions that are beyond our control, and may result in fluctuations of the market price of our stock.

      THE DIRECT MARKETING SERVICES INDUSTRY AND THE MARKET FOR INTERNET PRODUCTS AND SERVICES ARE HIGHLY COMPETITIVE. The direct marketing services industry is highly competitive. The marketing resources of our clients are divided among many services other than those services in which we compete, such as television, radio and newspaper advertising. Many of our competitors have certain competitive advantages over us due to factors including:

      - greater financial resources;

      - longer operating histories;

      - stronger name recognition;

      - larger or more advanced technical resources; and

      - greater ability to quickly respond to new or emerging technologies.

      In addition, we compete with the in-house telemarketing and direct mail operations of certain of our clients and potential clients.

      The market for Internet products and services is already highly competitive. Exacerbating this situation is the fact that the market for Internet products and services lacks significant barriers to entry, making it relatively easy for new businesses to enter this market. Competition in the market for Internet products and services may intensify in the future. Numerous well-established companies and smaller entrepreneurial companies are focusing significant resources on developing and marketing products and services that will compete with our products and services. In addition, many of our current and potential competitors have greater financial, technical, operational and marketing resources than us. We may not be able to compete successfully against these competitors in selling our goods and services. Competitive pressures also may force prices for Internet goods and services down, and such price reductions likely would reduce our revenues.

      WE DO NOT GENERALLY ENTER INTO LONG-TERM CONTRACTS WITH OUR CLIENTS. Our contracts or other arrangements with our direct marketing clients are generally entered into on a project-by-project basis. Moreover, if we were to lose a long-standing client, replacing such client with a comparable client may require significant lead time. In addition, new client programs often begin with a pilot project that is smaller in scale, more limited in scope, and has a smaller marketing budget than projects conducted with long-standing clients. Although we believe that we have historically achieved satisfactory levels of client retention, we cannot assure you that we will be able to do so in the future.

      WE DEPEND ON OUR KEY PERSONNEL. We are highly dependent upon the continued services and experience of our senior management team, including J. Jeremy Barbera, Chairman of the Board and Chief Executive Officer, Mike Dzvonik, Chief Operating Officer and Rudy Howard, Chief Financial Officer. Our decentralized management philosophy delegates day-to-day operating decisions to the managers of each of our divisions. Therefore, we are also highly dependent upon the effectiveness of a small group of 17 people at the division level. We depend on the services of Mssrs. Barbera, Dzvonik and Howard and the other members of our senior management and certain key employees to, among other things:

      - successfully integrate the operations of acquired companies;

      - continue our acquisition, investment and growth strategies; and

      - maintain and develop our client relationships.

      The loss of any key person could have a significant bearing upon our profitability, our ability to consummate future acquisitions, and our ability to finance, manage, or develop marketing programs. Our operational success is contingent upon our ability to retain and expand our staff of qualified personnel on a timely basis. We cannot assure you that adequate replacements can be found if we were to lose the services of any senior management or key employees. We are also dependent upon the specialized skills of certain other personnel and may need to hire additional skilled personnel if we experience growth in our business. Competition for such personnel is intense and the inability to attract or maintain qualified employees could materially and adversely affect our business, financial condition and results of operations.

      We maintain key person life insurance for certain members of our senior management team.

      WE MAY EXPERIENCE VARIATIONS FROM QUARTER TO QUARTER IN OPERATING RESULTS AND NET INCOME WHICH COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK. We expect to experience significant fluctuations in future quarterly operating results. Quarterly fluctuations could adversely affect the market price of our common stock. Many factors, some of which are beyond our control, may cause future quarterly fluctuations, including:

      - the timing of our clients' direct marketing programs and the commencement of new contracts;

      - new customer contracts which may require us to incur costs in periods prior to recognizing revenue under those contracts;

      -     the effect of the change of business mix on profit margins;

      - the timing of additional selling, general and administrative expenses to support new business;

      - the costs and timing of the completion and integration of acquisitions, sales of assets and investments;

      -     the timing of sales of assets;

      -     the cyclical elements of our clients' industries;

      -     the demand for our Internet products and services;

      -     the market acceptance of new products and services;

      - specific economic conditions in the Internet and direct marketing industries; and

      -     general economic conditions.

      The anticipated quarterly fluctuations, along with the emerging nature of commercial use of the Internet, makes predictions concerning our future revenues difficult. We believe that period-to-period comparisons of our results of operations will not necessarily be meaningful and should not be relied upon as indicative of our future performance for any subsequent fiscal quarter or for a full fiscal year. It also is possible that in some future quarters our operating results will be below the expectations of securities analysts and investors. In such circumstances, the price of our common stock may decline.

      OUR MANAGEMENT AND SIGNIFICANT STOCKHOLDERS EXERCISE SUBSTANTIAL CONTROL OVER OUR BUSINESS. As of March 22, 2000, our directors and executive officers beneficially owned, in the aggregate, 4,496,078 shares of our common stock, representing approximately 13.8% of the common stock outstanding. Three significant stockholders will beneficially own, in the aggregate, 8,161,706 shares, representing approximately 27.3% of the common stock. Accordingly, if these persons act together, they could exercise considerable influence over matters requiring approval of our stockholders, including the election of our board of directors.

      THE PRICE OF OUR STOCK HAS BEEN VOLATILE. The market price of our common stock has been, and is likely to continue to be, volatile, experiencing wide fluctuations. Such fluctuations may be triggered by:

      - differences between our actual or forecasted operating results and the expectations of securities analysts and investors;

      - announcements regarding our products, services or technologies;

      - announcements regarding the products, services or technologies of our competitors;

      - developments relating to our patents or proprietary rights;

      - specific conditions affecting the Internet industry;

      - specific conditions affecting the direct marketing services industry;

      - sales of our common stock into the public market;

      - general market conditions; and

      - other factors.

      In recent years the stock market has experienced significant price and volume fluctuations which have particularly impacted the market prices of equity securities of many companies providing Internet-related products and services. Some of these fluctuations appear unrelated or disproportionate to the operating performance of such companies. Future market movements may adversely affect the market price of our stock.

      FUTURE SALES OF OUR SHARES COULD ADVERSELY AFFECT ITS STOCK PRICE. As of March 22, 2000, there were 29,854,081 shares of our common stock outstanding. An additional 1,290,000 shares are currently issuable upon the conversion of 30,000 shares of Series E preferred Stock and approximately 4,380,000 shares are issuable upon the exercise of currently exercisable warrants and options. If all these shares were issued, we would have approximately 34,234,081 shares of our common stock outstanding. In addition, approximately 1,813,000 shares of our common stock are issuable upon the exercise of outstanding options that are not currently exercisable. In addition, we have the authority to issue up to approximately 1,537,000 shares of our common stock under our stock option plans.

      Of the common stock outstanding prior to the filing of this registration statement, approximately 19.9 million shares are freely tradable without restriction under the Securities Act or are eligible for sale in the public market without regard to the availability of current public information, volume limitations, manner of sale restrictions, or notice requirement under Rule 144(k), and does not include any shares held by or purchased from persons deemed to be our "affiliates" which are subject to certain resale limitations pursuant to Rule 144 under the Securities Act. As of the date of this registration statement/prospectus, the remaining shares of common stock outstanding are eligible for sale pursuant to rule 144 under the Securities Act.

      Sales of our common stock could adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of equity securities or make acquisitions for stock.

      WE DO NOT INTEND TO PAY DIVIDENDS. We do not intend to pay any cash dividends on our common stock for the foreseeable future. Our existing credit arrangement prohibits the payment of cash dividends. In addition, we cannot assure you that our operations will generate sufficient revenues to enable us to declare or pay dividends. We have not paid cash dividends on any of our capital stock in at least the last six years. It is anticipated that future earnings, if any, will be used to finance our future growth.

      OUR ABILITY TO ISSUE "BLANK CHECK" PREFERRED STOCK AND CERTAIN OTHER PROVISIONS OF OUR CERTIFICATE OF INCORPORATION COULD PREVENT OR DELAY TAKEOVERS. Our restated certificate of incorporation authorizes the issuance of "blank check" preferred stock (that is, preferred stock which our board of directors can create and issue without prior stockholder approval) with rights senior to those of our common stock. Furthermore, we have a staggered board of directors. These provisions, together with certain provisions of Nevada law limiting the voting rights of an acquiror of a controlling interest in a Nevada corporation (such as ourselves), as well as restrictions on certain business combinations (including certain mergers and exchanges), could delay or impede a merger, tender offer or other transaction resulting in a change in control, even if such a transaction would have significant benefits to our stockholders. As a result, these provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

      OUR FUTURE SUCCESS IN THE INTERNET BUSINESS DEPENDS ON HOW OUR INTERNET STRATEGY EVOLVES AND THE FUTURE OF THE INTERNET. Our future success in the Internet business depends on our successful implementation of our acquisition strategy and upon the continuation of current trends in the Internet industry. These factors include:

      - an ability to develop and maintain brand name awareness;

      - he continued increasing trend of Internet use;

      - our ability to form relationships with third parties who provide Internet services upon which we are dependent;

      - the continued viability of the Internet's infrastructure;

      - our ability to adapt to the evolving Internet technology and consumer demands; and

      - our ability to identify and acquire interests in Internet companies at reasonable valuations.

      THE OPERATING PERFORMANCE OF OUR SYSTEMS AND SERVERS IS CRITICAL TO OUR BUSINESS AND REPUTATION. Any system failure, including network, software or hardware failure, that causes an interruption or a decrease in the responsiveness of our services could result in reduced user traffic and therefore, reduced revenues. Our systems are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, computer viruses, electronic break-ins, earthquakes or similar events. Our insurance policies have low coverage limits and may not adequately compensate us for losses that may occur due to interruptions in our service.

      Our users and customers depend on Internet service providers, online service providers and other Web site operators for access to our products and services. Each of these providers has experienced significant outages in the past, and could experience outages, delays and other difficulties in the future due to system failures unrelated to our systems.

      We maintain extensive computer processing equipment and telemarketing equipment at our facilities throughout the United States, and such equipment represents a majority of our data services capability. Although back-up client files and databases are maintained off-site, and we maintain business interruption insurance and have not had a major failure of our equipment, the risk of such failure does exist and, if our back-up systems and databases prove inadequate, such failure could have a material adverse effect on our business.

      WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AND WE MAY BE LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS. Our success depends in part on our intellectual property rights and our ability to protect such rights under applicable patent, trademark, copyright and trade secret laws. We seek to protect the intellectual property rights underlying our products and services by filing applications and registrations, as appropriate, and through our agreements with our employees, suppliers, customers and partners. However, the measures we have adopted to protect our intellectual property rights may not prevent infringement or misappropriation of our technology or trade secrets. A further risk is introduced by the fact that many legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in the context of the Internet industry currently are not resolved.

      We license certain components of our products and services from third parties. Our failure to maintain such licenses, or to find replacement products or services in a timely and cost effective manner, may damage our business and results of operations. Although we believe our products and information systems do not infringe upon the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims against us. From time to time we have been, and we expect to continue to be, subject to claims in the ordinary course of our business, including claims of our alleged infringement of the intellectual property rights of third parties. Any such claims could damage our business and results of operations by:

      - subjecting us to significant liability for damages;

      - resulting in invalidation of our proprietary rights;

      - being time-consuming and expensive to defend even if such claims are not meritorious; and

      - resulting in the diversion of management time and attention.

      Even if we prevail with respect to the claims, litigation could be time-consuming and expensive to defend, and could result in the diversion of our time and attention. Any claims from third parties also may result in limitations on our ability to use the intellectual property subject to these claims unless we are able to enter into agreements with the third parties making such claims.

      GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD HARM OUR BUSINESS. The telemarketing industry has become subject to an increasing amount of federal and state regulation. Violation of these rules may result in injunctive relief, monetary penalties or disgorgement of profits, as well as private actions for damages. While the FTC's new rules have not caused us to alter our operating procedures, additional federal or state consumer-oriented legislation could limit our telemarketing activities and those of our clients or significantly increase our costs of regulatory compliance. Several of the industries which we intend to serve, including the financial services and healthcare industries, also are subject to varying degrees of government regulation. Although compliance with these regulations is generally the responsibility of our clients, we could be subject to a variety of enforcement or private actions for our failure or the failure of our clients to comply with such regulations.

      In addition, the growth of information and communications technology has produced a proliferation of information of various types and has raised many new issues concerning the privacy of such information. Congress and various state legislatures have considered legislation which would restrict our access to, and use of, credit and other personal information for direct marketing purposes. The direct marketing services industry, of which we are a part, could be negatively impacted in the event any of these or similar types of legislation are enacted.

      With the exception of regulations applicable to businesses generally, with respect to our Internet products and services, we are not currently subject to direct regulation by any government agency. Due to increasing popularity and use of the Internet, however, it is possible that a number of laws may be adopted with respect to the Internet in the future, covering issues such as:

      - user privacy;

      - pricing of goods and services offered; and

      - types of products and services offered.

      If the government adopts any additional laws or regulations covering use of the Internet, such actions could decrease the growth of the Internet. Any such reduction in the growth of the Internet may reduce demand for our goods and services and raise our cost of producing our goods and services. Finally, our sales of goods and services may be reduced and our costs to produce these goods and services may be increased if existing U.S. state and federal laws and foreign laws governing issues such as commerce, taxation, property ownership, defamation and personal privacy are increasingly applied to the Internet.

      WE FACE SECURITY RISKS CONCERNING THE TRANSMISSION OF CONFIDENTIAL INFORMATION. The secure transmission of confidential information over public telecommunications facilities is a significant barrier to e-commerce and communications on the Internet. Many factors may cause compromises or breaches of the security systems used by us or other Internet sites to protect proprietary information, including:

      - advances in computer and software functionality; or

      - new discoveries in the field of cryptography.

      A compromise of security on the Internet would have a negative effect on the se of the Internet for e-commerce and communications. This in turn would have a negative effect on our business. A party that is able to circumvent our security measures could misappropriate our proprietary information or cause interruptions our operations. Protecting against the threat of such security breaches or alleviating problems caused by such breaches may require us to expend significant capital and other resources. When our activities and the activities of our customers and sponsors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches may expose us to a risk of loss or litigation and possible liability. There is no guarantee that our security measures will prevent security breaches.


                           FORWARD-LOOKING INFORMATION

      Some of the statements contained in or incorporated by reference in this prospectus discuss our plans and strategies for our respective businesses or state other forward-looking statements, as this term is defined in the Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "plan," "intend," "should," "seek," "will," and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. Since we are incorporating by reference pro forma financial statements consolidating our financial statements with the companies we have acquired or will acquire, as if we acquired such companies at an earlier date, the financial data we present are based on estimates and do not necessarily reflect the results that would have been achieved at that time had we actually acquired those companies at such earlier date, and, for that reason, may not accurately reflect future results. These forward-looking statements reflect the current views of our management. However, various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements, including the following:

      - our success or failure to implement our business strategies; and

      - other factors discussed under the heading "Risk Factors" and elsewhere in this prospectus.

      We assume no obligation to update any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise. For a discussion of important risks of an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk Factors." You should carefully consider the information set forth under the caption "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.


                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of the shares offered by the selling stockholders. However, we may receive $41,999,162 upon exercise of warrants, the underlying shares of which are included hereunder. If received, such funds will be used for general corporate purposes, including working capital requirements.


                              SELLING STOCKHOLDERS

      The following table sets forth the names of the selling stockholders and the number of shares being registered for sale as of the date of the prospectus and sets forth the number of shares of common stock known by us to be beneficially owned by each of the selling stockholders as of March 22, 2000. None of the selling stockholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the shares or other securities of the Company. The shares offered by this prospectus may be offered from time to time by the selling stockholders. The percent of beneficial ownership for each stockholder is based on 29,854,081 shares of common stock outstanding as of March 22, 2000.

                                                            Beneficial Ownership
                                                               After Offering
                                                            -------------------
                              Number of
                             Shares of        Number of
                            Common Stock      Shares of       Number
Selling Stockholder         Beneficially     Common Stock   of Shares  Percent
                               Owned (1)      to be Sold
--------------------------------------------------------------------------------

Marshall Capital             3,065,000 (2)   3,065,000 (2)      -0-       -0-
Management, Inc...........
--------------------------------------------------------------------------------
RGC International            3,065,000 (2)   3,065,000 (2)      -0-       -0-
Investors, LDC............
--------------------------------------------------------------------------------
   Total Common Stock.....   6,130,000       6,130,000          -0-       -0-
--------------------------------------------------------------------------------

(1)The  figures  for  the  number  of  shares  and  the   percentage  of  shares
   beneficially owned by the selling stockholders after the offering are based on the assumption that all of the selling stockholders will sell all of the shares registered for sale hereby. Because the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares that will be held by the selling stockholders after completion of the sale of shares hereunder. See "Plan of Distribution."

(2)The number of shares set forth in the table for each of the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the Series E Preferred Stock and exercise of the warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time, including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the Series E Preferred Stock and exercise of the warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act. Under the terms of the Series E Preferred Stock, if the Series E Preferred Stock had been actually converted on March 22, 2000, the conversion price would have been $24.47, at which price the Series E Preferred Stock would have been converted into approximately 1,225,991 shares of common stock. The warrants issued in connection with the Series E Preferred Stock are exercisable into an aggregate of 1,471,075 shares of common stock at an exercise price of $28.55. Under the terms of the Series E Preferred Stock and the warrants, the shares of Series E Preferred Stock are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of Series E Preferred Stock or unexercised portions of the warrants) would not exceed 4.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the Series E Preferred Stock and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholders set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act.


                              PLAN OF DISTRIBUTION

      The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions, on the Nasdaq National Market or on such other market on which the common stock may from time to time be trading:

      o      in privately-negotiated transactions;

      o      through the writing of options on the shares;

      o      short sales; or

      o      any combination thereof.

      The sale price to the public may be:

      o      the market price prevailing at the time of sale;

      o      a price related to such prevailing market price;

      o      at negotiated prices; or

      o such other price as the selling stockholders determine from time to time.

The shares may also be sold pursuant to Rule 144. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

      The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      We will pay all expenses associated with filing and maintaining the effectiveness of this registration statement. Other expenses incident to the offering and sale of our common stock by the selling stockholders, including brokerage and underwriting commissions, will be paid by the selling stockholders.


                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the SEC a registration statement under the Securities Act with respect to the shares of common stock offered hereby on Form S-3. This prospectus is a part of that registration statement. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this document.

      In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

Public Reference Section  Northeast Regional Office  Midwest Regional Office
Room 1024                 7 World Trade Center       500 West Madison Street
450 Fifth Street, N.W.    Suite 1300                 Suite 1400
Judiciary Plaza           New York, NY  10048        Chicago, Illinois
Washington D.C.  20549                               60661-2511


      The SEC maintains an Internet World Wide Web site (http://www.sec.gov) that contains our reports, proxy statements and other information about us and other companies who file electronically with the SEC.

      Our common stock is traded on the Nasdaq National Market System.

      The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

      This document incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. Some of these filing have been amended by later filings, which are also listed.

            SEC Filings Date                   Description or Period/As of
--------------------------------------------------------------------------------

Annual Report on Form 10-K               Year ended June 30, 1999

Quarterly Report on Form 10-Q            Quarter ended September 30, 1999;
                                         Quarter ended December 31, 1999

Current Reports on Form 8-K, as amended Reports dated February 24, 2000; July 8, 1999, as amended; May 24, 1999; March 24, 1999, as amended; February 1, 1999; and September 28, 1998

      We incorporate by reference additional documents that we may file with the SEC after the date of this document. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

      You can obtain any of the documents incorporated by reference into this document from us, or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document.

      You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following addresses:

      Marketing Services Group, Inc.
      333 Seventh Avenue
      New York, New York 10001
      Attn: Investor Relations
      (917) 339-7100

      If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

      We have not authorized anyone to give any information or make any representation about us that differs from, or adds to, the information in this document or in our documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

      If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document or to ask for proxies, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

      The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.


                                  LEGAL MATTERS

      Certain legal matters with respect to the validity of our common stock will be passed upon for us by McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP, Reno, Nevada.


                                     EXPERTS

      The financial statements and financial statement schedule included in the 1999 Annual Report on Form 10-K of MSGI for the year ended June 30, 1999 and the financial statements of Stevens-Knox & Associates, Inc. and Affiliates and CMG Direct Corporation, included in MSGI's Current Reports on Form 8-K/A filed on April 6, 1999 and July 29, 1999, respectively, incorporated by reference in this prospectus, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================


                                6,130,000 SHARES

                         MARKETING SERVICES GROUP, INC.

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                           ------------------------

                                   PROSPECTUS

                           ------------------------

                                  MARCH , 2000

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses payable by Marketing Services Group, Inc. in connection with the offering described in this Registration Statement are as follows:


       Registration fee.............................        $26,247.53
       Legal fees and expenses......................         15,000.00
       Accounting fees and expenses.................          2,500.00
       Printing and duplicating expenses............          2,500.00
       Miscellaneous expenses.......................          3,752.47
                                                        --    --------

       Total........................................        $50,000.00
                                                            ==========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 78.751 of Chapter 78 of the Nevada Revised Statutes and Article XI of our articles of incorporation contain provisions for indemnification of our officers, directors, employees and agents. The articles of incorporation require us to indemnify such persons to the full extent permitted by Nevada law. The indemnification provisions of the Nevada General Corporation Law require indemnification of a director who has been successful on the merits or otherwise in defense of any action to which such person was a party because such person is or was a director of the corporation. We will indemnify each such person in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interest. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

      Our articles of incorporation and bylaws also provide that our board of directors may cause us to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not we would have the power to indemnify such person. We presently have directors' and officers' liability insurance in effect.

      We carry policies of insurance which cover the our individual directors and officers for legal liability and which would pay on our behalf for expenses of indemnification of directors and officers in accordance with our articles of incorporation.

      Under the merger agreement among us, GCG Merger Corp. and Grizzard Advertising Incorporated dated as of July 8, 1999, for a period of three years after the effective time of the merger, we are required to maintain or shall cause the surviving corporation to maintain in effect a directors' and officers' liability insurance policy covering Grizzard's directors and officers with coverage arising out of their actions or omissions prior to the effective time of the merger.

ITEM 16. EXHIBITS.

            3(i)    Amended and Restated Articles of Incorporation
                    (a)
            3(ii)   Certificate of Amendment to the Amended and
                    Restated Articles of Incorporation of the
                    Registrant (a)
            3(iii)  Certificate  of Amendment  to the Articles of  Incorporation
                    authorizing the change of name to All-Comm Media Corporation
                    (b)
            3(iv)   By-Laws (a)
            3(v)    Certificate  of  Amendment  of  Articles  of   Incorporation
                    authorizing  the increase in number of authorized  shares of common and preferred stock to 36,300,000 (c)
            3(vi)   Certificate of Amendment of Articles of
                    Incorporation authorizing the change of name to
                    Marketing Services Group, Inc. (d)
            3(vii)  Certificate  of  Amendment  of  Articles  of   Incorporation
                    authorizing  the increase in number of authorized  shares of common and preferred stock to 75,150,000 (e)
            3(viii) The Amended  Certificate  of  Designation,  Preferences  and
                    Relative,  Participating  and  Optional  and  Other  Special
                    Rights of Preferred  Stock and  Qualifications,  Limitations
                    and  Restrictions  Thereof  for  the  Series  D  Convertible
                    Preferred Stock (f)
            3(ix)   Certificate of Designation, Preferences, and
                    Rights of Series E Convertible Preferred Stock
                    of Marketing Services Group, Inc. (g)
            3(x)    Certificate of Amendment to the Certificate of
                    Designation, Preferences, and Rights of Series
                    E Convertible Preferred Stock of Marketing
                    Services Group, Inc. (g)
            4.1     Warrant Agreement between Marketing Services
                    Group, Inc. and Marshall Capital Management,
                    Inc. (g)
            4.2     Warrant Agreement between Marketing Service
                    Group, Inc. and RCG International Investors,
                    LDC (g)
            4.3     Registration Rights Agreement, dated as of
                    February 18, 2000, by and among the Company,
                    RGC International Investors, LDC and Marshall
                    Capital Management, Inc. (g)
            5.1     Opinion of McDonald Carano Wilson McCune Bergin Frankovich &
                    Hicks  LLP  as  to  legality  of  securities  being  offered
                    (including consent)*
            10.1    Securities Purchase Agreement dated as of February 18, 2000, by and among the Company, RGC International  Investors,  LDC and Marshall Capital Management, Inc. (g)
            23.1    Consent of PricewaterhouseCoopers LLP
            23.2    Consent of McDonald Carano Wilson McCune Bergin
                    Frankovich & Hicks LLP (contained in Exhibit
                    5.1)
            24.1    Powers of Attorney (included on pages II-4
                    hereof)

                    * Filed herewith.

                    (a)  Incorporated   by   reference   to   the   Registrant's
                         Registration Statement on Form S-4, Registration Statement No.
                         33-45192
                    (b) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995
                    (c) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996
                    (d) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997
                    (e) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998
                    (f)       Incorporated by reference to the
                         Company's Report on Form 8-K dated January 13, 1996.
                    (g) Incorporated by reference to the Registrant's Current Report on Form 8-K dated February 24, 2000, as amended.


ITEM 17. UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected on the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraph (1)(i) and (1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 22, 2000.

                                      MARKETING SERVICES GROUP, INC.


                                    By:/s/ JEREMY BARBERA
                                       ------------------
                                       Name: J. Jeremy Barbera
                                      Title: Chairman of the Board
                                             and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of J. Jeremy Barbera and Alan I. Annex, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in is or her name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-3 under the Securities Act of 1933, including to sign the Registration Statement in the name and on behalf of the undersigned as a director or officer of the Registrant and any and all amendments or supplements thereto, including any and all stickers and post-effective amendments thereto, and any and all additional registration statements relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                   TITLE                                 DATE
---------                   -----                                 ----

/s/J. JEREMY BARBERA        Chairman of the Board and Chief       March 22, 2000
--------------------        Executive Officer
J. Jeremy Barbera           (Principal Executive Officer)

/s/ALAN I. ANNEX            Director                              March 22, 2000
----------------
Alan I. Annex

/s/JAMES COPPERSMITH        Director                              March 22, 2000
--------------------
James Coppersmith

/s/JOHN T. GERLACH          Director                              March 22, 2000
------------------
John T. Gerlach

/s/SEYMOUR JONES            Director                              March 22, 2000
----------------
Seymour Jones

/s/STEPHEN J. KILLEEN       Director                              March 22, 2000
---------------------
Stephen J. Killeen

/s/ANTHONY WAINWRIGHT       Director                              March 22, 2000
---------------------
Anthony Wainwright

/s/CINDY H. HILL            Chief Accounting Officer              March 22, 2000
----------------            Principal Accounting Officer)
Cindy H. Hill